Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-445

Release Date: November 6, 2006	Contact: Craig A. Creaturo Chief Financial Officer and Treasurer (724) 352-4455 ccreaturo@ii-vi.com Homepage: www.ii-vi.com

II-VI Incorporated Announces Shareholders’ Meeting Results

and Committees of the Board of Directors

PITTSBURGH, PA – November 6, 2006 – II-VI Incorporated (NASDAQ NMS: IIVI) announced today the results of its Annual Meeting of Shareholders held on November 3, 2006. Elected to the Company’s Board of Directors for the first time was Wendy F. DiCicco, Chief Financial Officer of Kensey Nash Corporation. Re-elected to the Company’s Board of Directors were Duncan A.J. Morrison, Retired Chairman of ARRI Canada Ltd. and Marc Y.E. Pelaez, Rear Admiral, United States Navy (retired). The three elected directors join existing directors Carl J. Johnson, Chairman and Chief Executive officer of II-VI Incorporated, Thomas E. Mistler, Operating Partner of Buckingham Capital Partners, Joseph J. Corasanti, President and Chief Operating Officer of CONMED Corporation, Peter W. Sognefest, President, Chief Executive Officer and Chairman of South East Asia Manufacturing Operations Consultancy and Francis J. Kramer, President and Chief Operating Officer of II-VI Incorporated.

In addition to the election of directors, the shareholders of the Company also ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

Immediately following the Annual Meeting of Shareholders, the Company’s Board of Directors re-appointed Thomas E. Mistler to serve as Lead Independent Director.

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II-VI Incorporated

November 6, 2006

The Company’s Board of Directors also appointed the following directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Duncan A.J. Morrison, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Thomas E. Mistler

•	Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Thomas E. Mistler

Duncan A.J. Morrison

Marc Y.E. Pelaez

•	Nominating and Corporate Governance Committee

Thomas E. Mistler, Chairman

Marc Y.E. Pelaez

Peter W. Sognefest

The Company’s Board of Directors also elected the following individuals as officers of the Company:

Carl J. Johnson	Chief Executive Officer
Francis J. Kramer	President and Chief Operating Officer
Craig A. Creaturo	Chief Financial Officer and Treasurer
Herman E. Reedy	Executive Vice President – Infrared Optics
James Martinelli	Vice President – Government and Military Businesses
Vincent D. Mattera, Jr.	Vice President – Compound Semiconductor Group

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company’s infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company’s near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company’s VLOC subsidiary. The Company’s military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufactures thermoelectric cooling and power

II-VI Incorporated

November 6, 2006

generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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